Exhibit 32
CERTIFICATION

    Each of the undersigned in the capacity indicated hereby certifies that, to his knowledge, this Report on Form 10-Q for the fiscal quarter ended July 1, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Carter’s, Inc.

July 28, 2023	/s/ MICHAEL D. CASEY
Michael D. Casey
Chief Executive Officer

July 28, 2023	/s/ RICHARD F. WESTENBERGER
Richard F. Westenberger
Chief Financial Officer

    The foregoing certifications are being furnished solely pursuant to 18 U.S.C. § 1350 and are not being filed as part of the Report on Form 10-Q or as a separate disclosure document.